Listing Report:Supplement No. 200 dated Mar 24, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 451437
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$259.99

Auction yield range:	11.04% - 14.00%	Estimated loss impact:	10.31%
Lender servicing fee:	1.00%	Estimated return:	3.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2003	Debt/Income ratio:	13%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	14 / 9	Length of status:	1y 5m
Credit score:	640-659 (Mar-2010)	Total credit lines:	18	Occupation:	Engineer - Chemical
Now delinquent:	0	Revolving credit balance:	$11,449	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	brainy-credit3	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off auto loan
I plan to pay-off my auto loan soon.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451521
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	21.53%	Starting borrower rate/APR:	22.53% / 24.80%	Starting monthly payment:	$576.98

Auction yield range:	8.04% - 21.53%	Estimated loss impact:	6.71%
Lender servicing fee:	1.00%	Estimated return:	14.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1993	Debt/Income ratio:	45%
Basic (1-10):	4	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	17 / 14	Occupation:	Sales - Commission
Credit score:	800-819 (Mar-2010)	Total credit lines:	47	Stated income:	$50,000-$74,999
Now delinquent:	0	Revolving credit balance:	$23,187
Amount delinquent:	$0	Bankcard utilization:	33%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	smart-money057	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying into a business
Purpose of loan:
This loan will be used to? buy into a business as the operations partner.

My financial situation:
I am a good candidate for this loan because we will only improve our financial situation by getting involved with the business. I have been involved in the restaurant business for 20 plus years. 10 years were spent managing and the last 12 have been selling products to them. The business plan for this operation is set up to buy in for $25000 and for that you become a?50 % partner (the operating partner). There is a $800/week salary for this position that we didnt figure into our equation for this loan however this would be the money that we use to pay back this loan with. ?In addition to the salary we then get paid 50% of the net profits at the end of each quarter. This Family run Pizzera is brand new so the quartly profits are yet to be determined but we are not counting on them at this point anyway.Neither my wife our I plan on leaving our current full time jobs to run the business.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451533
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$258.44

Auction yield range:	17.04% - 24.00%	Estimated loss impact:	35.88%
Lender servicing fee:	1.00%	Estimated return:	-11.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1996	Debt/Income ratio:	28%
Basic (1-10):	1	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	5 / 5	Length of status:	3y 7m
Credit score:	620-639 (Mar-2010)	Total credit lines:	16	Occupation:	Social Worker
Now delinquent:	1	Revolving credit balance:	$376	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	4
Screen name:	dotsgooseberry	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	15 ( 45% )	620-639 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	12 ( 36% )	740-759 (Mar-2007)
Principal balance:	$0.00	1+ mo. late:	6 ( 18% )
Total payments billed:	33
Description
Debt Consolidation
Purpose of loan:
This loan will be used to?? pay off credit cards and smaller bills that I have

My financial situation:
I am a good candidate for this loan because? My credit score is fair I am ontime with most payments and work to pay everything off.

Monthly net income: $ 5000

Monthly expenses: $
??Housing: $ 636????
??Insurance: $ 120
??Car expenses: $300
??Utilities: $ 0
??Phone, cable, internet: $70
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $?500????
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451545
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	32.00%	Starting borrower rate/APR:	33.00% / 35.42%	Starting monthly payment:	$286.72

Auction yield range:	17.04% - 32.00%	Estimated loss impact:	19.88%
Lender servicing fee:	1.00%	Estimated return:	12.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1990	Debt/Income ratio:	42%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 8	Length of status:	4y 10m
Credit score:	640-659 (Mar-2010)	Total credit lines:	16	Occupation:	Waiter/Waitress
Now delinquent:	0	Revolving credit balance:	$8,560	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	91%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	credit-rumbler3	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAYING FOR COLLEGE TUITION
Purpose of loan:
This loan will be used to?? PAY MY COLLEGE TUITION I OWE.

My financial situation:
I am a good candidate for this loan because? I GO TO SCHOOL 4 DAYS A WEEK AND WORK ALMOST FULL TIME I AM VERY BUSY JUST TRYING TO MAKE SOMETHING GOOD FOR MYSELF WORKING HARD AT SCHOOL AND WORKING MY WEEKENDS AWAY TO PAY FOR MY EDUCATION. I DON'T GO PARTYING I GO TO SCHOOL AND WORK AROUND 35 HOURS A WEEK. I WORK FRIDAY SATURDAY SUNDAY DOUBLES AT MY JOB AND GO TO SCHOOL MONDAY THRU THURSDAY STUDYING TO BE A LAWYER. I NEED THIS LOAN BECAUSE THE ONLY WAY I COULD PAY FOR SCHOOL WAS TO PUT IT ON CREDIT CARDS. THAT'S WHY MY CREDIT SCORE DROPPED IN THE PAST SIX MONTHS. I WILL BE USING THIS LOAN TO CONSOLIDATE AND GET RID OF MY HIGH INTEREST CREDIT CARD BILLS AND HAVE THIS ONE SOLID PAYMENT TO PAY. I LIVE WITH MY PARENTS AND I DONT HAVE TO PAY RENT OR FOR FOOD OR OTHER EXPENSES. I AM JUST TRYING TO CONSOLIDATE MY CREDIT CARDS AND LOWER SOME OF THE INTEREST AND PAY FOR MY COLLEGE. I HATE BEING IN DEBT AND I LIKE TO PAY THEM OFF AS FAST AS I CAN. ONCE SCHOOL ENDS FOR ME IN MID MAY I WORK EVERYDAY AT MY JOB UNTIL THE SUMMER ENDS ADDING ATLEAST ANOTHER 1500 A MONTH DURING THE SUMMER. I ALSO DO A SIDE CATERING JOB AND I EARN A COUPLE HUNDRED EXTRA EACH MONTH IN THE SUMMER AS WELL. MY GOAL IS TO USE THIS MONEY NOW CONSOLIDATE MY COLLEGE BILLS AND THEN WORK MY WHOLE SUMMER TO HOPEFULLY PAY THIS BILL IN FULL. I NEED THIS MONEY TO PAY FOR COLLEGE BECAUSE I DO NOT QUALIFY FOR A FEDERAL LOAN UNTIL NEXT YEAR.

Monthly net income: $ 2000

Monthly expenses: $ 900
??Housing: $ 0
??Insurance: $ 190
??Car expenses: $ 450
??Utilities: $ 0
??Phone, cable, internet: $ 80
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451551
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	12.50%	Starting borrower rate/APR:	13.50% / 15.65%	Starting monthly payment:	$169.68

Auction yield range:	4.04% - 12.50%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	10.36%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1968	Debt/Income ratio:	32%
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	9 / 9	Length of status:	10y 2m
Credit score:	740-759 (Mar-2010)	Total credit lines:	26	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$71,314	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	81%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	invincible-bazaar6	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Preparing for College Age Kids
Purpose of loan:
This loan will be used to help speed up our debt reduction plan.? We have reduced our debt over the past two years by over $30,000 through careful spending and limited use of our credit cards.? We have reduced the number of open credit accounts that we have and through it all have never had a late payment.? Our kids are both in high school and the search for colleges is in high gear.? Our oldest will graduate high school in May 2011 and we want to have our out of control debt behind us.? We have not spent wisely in the past, but have learned from our mistakes and have passed those learnings on to our kids, so that?they can be smart with their money and their futures.? This loan will be used to pay off one remaining student loan and one credit card.? Once these debts are off the books we can enter phase two of our college and retirement saving strategies.?
My financial situation:
I am a good candidate for this loan because I have been employed with the same company for over 10 years.? My income has increased by 5 to 10% annually each of those 10 years and I have achieved both of my bonuses each of those 10 years.? We have never defaulted nor been late with any payments.? We are very conscientious about our spending and the paying of our debts.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451557
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$596.40

Auction yield range:	17.04% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1985	Debt/Income ratio:	Not calculated
Basic (1-10):	3	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	11 / 11	Length of status:	0y 1m
Credit score:	700-719 (Mar-2010)	Total credit lines:	34	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$61,998	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	76%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	mindful-credit6	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off cred. cards - never late
Purpose of loan:
This loan will be used to pay off one credit card I have that I have never been late on in over 6 years that I have had it.? My interest was raised, and when I fought to have it lowered as I have never been late or over the limit, they refused.? The minimum payment is now obscene.?

My financial situation:
I am a good candidate for this loan because I have absolutely nothing on my credit the reflects ever having a late payment.? I believe 100% that I AM THE ONE liable to pay off the debts that I have incurred as a result of my own actions, and I have every intention of doing just that.?

Monthly net income: $ (two income household) $5000

Monthly expenses: $
??Housing: $ 1300.00
??Insurance: $ 150.00
??Car expenses: $ 450.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 350.00
??Food, entertainment: $ 400.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 575.00 (one credit card I would like to pay off)
??Other expenses: $ 400.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451563
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	12.00%	Starting borrower rate/APR:	13.00% / 15.14%	Starting monthly payment:	$101.08

Auction yield range:	4.04% - 12.00%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.86%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1977	Debt/Income ratio:	24%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	14 / 12	Length of status:	13y 8m
Credit score:	700-719 (Mar-2010)	Total credit lines:	24	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$270,281	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	preeminant-openness	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
working capital pending loan modifi
Purpose of loan:
This loan will be used to?provide working capital pending final review of home loan modification

My financial situation:
I am a good candidate for this loan because? I have never defaulted on anything as my record will show.
After a loan modification is received, my monthly expense will drop considerably.

Monthly net income: $ 5500.00

Monthly expenses: $ 2500.00
??Housing: $ 3800.00
??Insurance: $ 89
??Car expenses: $ 200.00
??Utilities: $ 150.00
??Phone, cable, internet: $ 250.00
??Food, entertainment: $ 350.00
??Clothing, household expenses $ 150.00
??Credit cards and other loans: $ 1300.00
? Other expenses: $ 732.00 (for girlfriend health insurance)

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451657
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1993	Debt/Income ratio:	15%
Basic (1-10):	3	Inquiries last 6m:	6	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	11 / 10	Length of status:	5y 5m
Credit score:	680-699 (Mar-2010)	Total credit lines:	34	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$10,236	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	forthright-benefit	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to??Consolidate?my credit cards.??I recently seperated from my husband and am moving to a new place in a few weeks.???

My financial situation:
I am a good candidate for this loan because?
I pay all my bills on time and no longer have a house payment.? My daughter\son-in-law now live in the house and pay the mortgage.??
Monthly net income: $
4000.00
Monthly expenses: $
??Housing: $1000.00?everything included.
??Insurance: $ 0
??Car expenses: $ 353.00?(I deducted this from my monthy net income listed above)?
??Utilities: $ Phone, cable, internet: $?53.00 for phone all else included in rent
??Food, entertainment: $ 300.00
??Clothing, household expenses $?50
??Credit cards and other loans: $ 800
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451675
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	10.00%	Starting borrower rate/APR:	11.00% / 13.12%	Starting monthly payment:	$818.47

Auction yield range:	8.04% - 10.00%	Estimated loss impact:	8.71%
Lender servicing fee:	1.00%	Estimated return:	1.29%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1991	Debt/Income ratio:	67%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	21 / 19	Length of status:	0y 10m
Credit score:	780-799 (Mar-2010)	Total credit lines:	41	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$34,012	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	29%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	kahuna30	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to consolidate credit card debt. We have been responsible enough to keep up with our payments and have been smart enough to take advantage of low rates when available. The reason we are seeking this consolidation loan is that we would like ordinary people to "prosper" from our debt reduction rather than some big bank. Our goal is to put our baskets of debt into one large basket that has a definite time period and expiration to it. We want to see a gradual and definite pay-down and be able to plan and budget accordingly without having to worry about some loophole in the new banking rules pulling the rug out from under us.

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451681
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.32%	Starting borrower rate/APR:	32.32% / 34.73%	Starting monthly payment:	$874.64

Auction yield range:	11.04% - 31.32%	Estimated loss impact:	10.79%
Lender servicing fee:	1.00%	Estimated return:	20.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1986	Debt/Income ratio:	21%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 5	Length of status:	19y 0m
Credit score:	700-719 (Mar-2010)	Total credit lines:	18	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$27,369	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	82%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Calbusiness	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
refinancing 401K loans
Purpose of loan:
This loan will be used to?pay off two?401K loans that I plan to refinance and consolidate into one loan.?

My financial situation:
I am a good candidate for this loan because? It very straight forward, I will use the prosper loan to pay off my 401K loans which approximate $ 21,000 and then consolidate them into one loan. This will save me approximately 650/mo after tax.

Monthly net income: $ 6,600

Monthly expenses: $
Housing: $ 1500
Insurance: $ 250????
Car expenses: $ 150
Utilities: $ 140
Phone, cable, internet: $ 270
Food, entertainment: $ 900
Clothing, household expenses $ 150
Credit cards and other loans: $ 1370
Other expenses: $ gym $ 40, giving 1,000
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451715
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$95.93

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2000	Debt/Income ratio:	5%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 5	Length of status:	2y 6m
Credit score:	740-759 (Mar-2010)	Total credit lines:	8	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$49,724	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	SocialBusiness	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	7 ( 100% )	740-759 (Latest)
Principal borrowed:	$1,250.00	< mo. late:	0 ( 0% )	760-779 (Aug-2009)
Principal balance:	$1,027.27	1+ mo. late:	0 ( 0% )
Total payments billed:	7
Description
iPhone game for Social Business
Purpose of loan:
I recently had a daughter. I've had new worries, but never have I feared my daughter dying of a mass extinction. Although it is difficult to grasp, there is mounting evidence that we are in, now, the sixth extinction on the planet Earth. From LA Times article, "The sixth extinction", by By Jeff Corwin.

"There is a holocaust happening. Right now. And it's not confined to one nation or even one region. It is a global crisis.

Species are going extinct en masse.

Every 20 minutes we lose an animal species. If this rate continues, by century's end, 50% of all living species will be gone. It is a phenomenon known as the sixth extinction. The fifth extinction took place 65 million years ago when a meteor smashed into the Earth, killing off the dinosaurs and many other species and opening the door for the rise of mammals. Currently, the sixth extinction is on track to dwarf the fifth."

This loan money will be used to create an iPhone game that will be used as a business to support ecological restoration. This is going to be a Social Business (video of Nobel Prize Winner's vision of Social Business). 10% of gross sales will be given to programs such as The Nature Conservancy's Adopt an Acre programMy financial situation:
I am currently supporting a wife who is in grad school and our daughter and have very good credit.

Monthly net income: $4,600

Monthly expenses: $4,150-$5,030
Housing: $2,450
Insurance: $200
Car expenses: $300-$600
Utilities: $50-$80
Phone, cable, internet: $200
Food, entertainment: $600-900
Clothing, household expenses $100-350
Credit cards and other loans: $250
Other expenses: $Ranges
About the photo: - what crying baby? :) She's super cute!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451721
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	7.48%	Starting borrower rate/APR:	8.48% / 8.82%	Starting monthly payment:	$189.35

Auction yield range:	3.04% - 7.48%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2000	Debt/Income ratio:	22%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	14 / 12	Length of status:	8y 10m
Credit score:	800-819 (Mar-2010)	Total credit lines:	22	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$4,354	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	28%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	helpful-bid1	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
CONSOLIDATE CREDIT CARD DEBT
Purpose of loan:
Consolidate debt from a credit card and a person loan. My credit card rate is 19.99% right now and my personal loan is at 15.99%.
My financial situation:
I have a solid career in a very stable industry. I'm very responsible about paying my bills. My goal is to be debt free in 2 to 3 years. Feel free to ask any questions.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451739
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	32.00%	Starting borrower rate/APR:	33.00% / 35.42%	Starting monthly payment:	$595.50

Auction yield range:	17.04% - 32.00%	Estimated loss impact:	26.88%
Lender servicing fee:	1.00%	Estimated return:	5.12%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1991	Debt/Income ratio:	26%
Basic (1-10):	2	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	11 / 7	Length of status:	17y 7m
Credit score:	700-719 (Mar-2010)	Total credit lines:	53	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$313	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Larraybee	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	12 ( 100% )	700-719 (Latest)
Principal borrowed:	$2,300.00	< mo. late:	0 ( 0% )	700-719 (Feb-2010) 640-659 (Apr-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Debt Consolidation
Purpose of loan:
This loan will be used for debt consolidaton

My financial situation:
I need the loan for debt consolidation. I? have a very good history or repaying my debts, as I have never failed to repay a debt. The proceeds from the loan will be used in connection with other funds that I will receive (not a loan) to pay my debt. Now that my daughter has graduated from college, I no longer have her college expenses to pay. Finally, I have been employed with State Government since 1992 in a professional capacity and I have a very stable job. In addition, I have a part-time consulting firm, which will be an asset.??This loan will enable me to reduce my monthly debt?payment by $500.00.???
?Monthly net income: $ 3833.00

Monthly expenses: $
??Housing: $ 871.00
??Insurance: $ 150.00
??Car expenses: $ 200.
??Utilities: $ 140
??Phone, cable, internet: $ 89
??Food, entertainment: $ 150
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 992
??Other expenses: $ o

Monthly net income: $ 3833.00

Monthly expenses: $
??Housing: $ 871.00
??Insurance: $ 150.00
??Car expenses: $ 200.
??Utilities: $ 140
??Phone, cable, internet: $ 89
??Food, entertainment: $ 150
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 992
??Other expenses: $ o
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451745
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$82.06

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1985	Debt/Income ratio:	16%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	4 / 4	Length of status:	9y 10m
Credit score:	680-699 (Mar-2010)	Total credit lines:	9	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$4,826	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	upright-nickel7	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement
Purpose of loan: home improvements
My financial situation:
I am a good candidate for this loan because? I have been on my Job for almost ten years and at my address for 14 years.??I have perfect mortage history, and currently lease my car with a great pay history. I had a Bankruptcy 8 years ago,? since? then i have leased several cars,?obtained credit cards, and bought a home, and have not been late ever.? I did this in baby steps, all?by improving my credit.? The Bankruptcy was due to a failed business.?
Monthly net income: $ 2400.00

Monthly expenses: $
??Housing: $ 512.00
??Insurance: $ 160
??Car expenses: $ 362
??Utilities: $ 80.00
??Phone, cable, internet: $ 95.00
??Food, entertainment: $ 400.00
??Clothing, household expenses $ 75.00
??Credit cards and other loans: $ 85.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451524
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1996	Debt/Income ratio:	42%
Basic (1-10):	3	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	11 / 10	Length of status:	26y 6m
Credit score:	660-679 (Mar-2010)	Total credit lines:	32	Occupation:	Military Enlisted
Now delinquent:	1	Revolving credit balance:	$4,735	Stated income:	$25,000-$49,999
Amount delinquent:	$491	Bankcard utilization:	36%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	glimmering-dollar4	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off payday loans
Purpose of loan:
This loan will be used to pay off payday loans and get caught up with bills????

My financial situation:
I am a good candidate for this loan because?I am a hard working servicemember who is just trying to provide a better life for my family. All?I am asking for is a little help to get out of this mess that i got my family into. I am active duty Coast Guard?and have been for more than 20 years. Any help that you can give is greatly apperciated and thank you for your time and attention with this important matter.

Monthly net income: $ 4750

Monthly expenses: $
??Housing: $ 850
??Insurance: $ 100
??Car expenses: $ 491
??Utilities: $ 45
??Phone, cable, internet: $ 150
??Food, entertainment: $ 400
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 1200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451530
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	9.29%	Starting borrower rate/APR:	10.29% / 10.64%	Starting monthly payment:	$405.04

Auction yield range:	3.04% - 9.29%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	7.78%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1995	Debt/Income ratio:	9%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 5	Length of status:	13y 1m
Credit score:	820-839 (Mar-2010)	Total credit lines:	20	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$797	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	2%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	ore-frontier	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
It's a Family Affair - BETTER RATE
Purpose of loan:This loan will be used to help pay income taxes for my parents. They bought a home to be closer to us and help take care of our 2 kids. In doing so they took a large disbursement from their IRA to pay off the mortgage on their previous home and make a down payment on the new home. This has left them with a very large tax burden this year of which their only option of paying is to take another large amount from their IRA, which in turn will double their income tax next year. In order to prevent them from draining their retirement savings paying these taxes I would like to pay as much of the tax as I can. They are saving me $12,000 a year in child care cost and I would like to do all I can to help them as they have done so much for us. I currently have $10,000 from savings and am seeking additional funds to cover more. My personal financial situation is very strong.In addition to owning my primary home, I own an investment property which provides an additional $1200/mo. income not listed. (mortgage of $740/mo.) I considered a HELOC but the upfront fees of $2000-$3000 and 4-6 week time frame don?t work for me.My wife also has an income of approx. $60,000 annually as a teacher (very secure).No car payments, credit card balances are paid off in full each month.Thank You for your consideration. Please feel free to inquire if you would like additional information. Had a few bids at 7.09, relisted with higher rate to generate greater interest. pun intended :)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451548
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$84.90

Auction yield range:	17.04% - 29.00%	Estimated loss impact:	19.69%
Lender servicing fee:	1.00%	Estimated return:	9.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2005	Debt/Income ratio:	48%
Basic (1-10):	5	Inquiries last 6m:	5	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	9 / 6	Length of status:	3y 1m
Credit score:	700-719 (Mar-2010)	Total credit lines:	18	Occupation:	Fireman
Now delinquent:	0	Revolving credit balance:	$227	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	repayment-planetarium0	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home improvemet
Purpose of loan:
This loan will help me get some new furniture that is very needed and finish some energy saving upgrades.

My financial situation:
I think I'm a good candidate for this loan because i have a good job and I'm very dependable. I have had my job for over 3 years and get paid good.

Monthly net income: $ 2200+

Monthly expenses: $ 1900-2000
??Housing: $ 420 ????
??Insurance: $ 135
??Car expenses: $ 500
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $ 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $200
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451554
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$258.44

Auction yield range:	17.04% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1986	Debt/Income ratio:	32%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 8	Length of status:	26y 5m
Credit score:	660-679 (Mar-2010)	Total credit lines:	26	Occupation:	Construction
Now delinquent:	0	Revolving credit balance:	$10,494	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	90%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	hope-legend4	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off high interest credit car
Purpose of loan:
This loan will be used to pay off my existing bills and strive towards financial freedom.

My financial situation:
I am a good candidate for this loan because I am a very responsible person with aspirations of being debt free one day. I have a good work ethic and I will make timely payments as long as I am given the chance. Thanks for looking m

Monthly net income: $5800

Monthly expenses: $
??Housing: $1200
??Insurance:500 $
??Car expenses: $700
??Utilities: $
??Phone, cable, internet: $100
??Food, entertainment: $450
??Clothing, household expenses $
??Credit cards and other loans: $500
??Other expenses: $200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451654
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$18,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.04%	Starting borrower rate/APR:	18.04% / 20.25%	Starting monthly payment:	$669.19

Auction yield range:	17.04% - 17.04%	Estimated loss impact:	35.44%
Lender servicing fee:	1.00%	Estimated return:	-18.40%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1993	Debt/Income ratio:	40%
Basic (1-10):	1	Inquiries last 6m:	22	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	13 / 8	Length of status:	2y 8m
Credit score:	680-699 (Mar-2010)	Total credit lines:	21	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$2,526	Stated income:	$25,000-$49,999
Amount delinquent:	$807	Bankcard utilization:	9%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	2
Screen name:	methodical-funds9	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Expand my running business
Purpose of loan: A portion of this loan will be used to launch a new e-commerce store. Another portion will be used to purchase sufficient inventory.

My financial situation:
I have a running corporation from 2007. I have expanded from one website to over 10 in three years. I plan to expand further in untapped niche markets.

Monthly net income: $ 3500

Monthly expenses: $ 1500
??Housing: $ 950
??Insurance: $ 50
??Car expenses: $ 100
??Utilities: $ 50
??Phone, cable, internet: $ 0
??Food, entertainment: $ 0
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451678
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.44%	Starting monthly payment:	$54.28

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1989	Debt/Income ratio:	52%
Basic (1-10):	5	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	14 / 4	Length of status:	13y 8m
Credit score:	680-699 (Feb-2010)	Total credit lines:	48	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	heavenly-return1	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting Back on Track Financially
A car accident, sick relatives, purchasing a car, pursuing a degree, and living life?have caused my finances to suffer.?To recover, I've closed all?of my CC accounts?& I've also sold $1,000 of miscellaneous items in 2009.?Thanks for helping me.? I want to focus on eliminating debt versus worrying about it. My financial situation:
A fulltime employee?of the educational system who has never declared bankruptcy.? I've also done part-time contract work.

Monthly net income:???????????? $1828.84
Monthly expenses:??????????????? $1656.98
Housing:?????????????????????????????????? ????? 0 Live with a relative
Insurance:????????????????????????????????? ?191.75
Car expenses:???????????????????????????? 320.23
Utilities:????????????????????????????????????????? 0
Phone, cable, internet:????????????????? 198
Food, entertainment:?????????????????????? 40??
Clothing, household expenses????????? 20?
Credit cards:?????????????????????????????????514
Loans:????????????????????????????????????????? 373
Other expenses:?????????????????????????????? 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451718
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$123.09

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1998	Debt/Income ratio:	11%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	0y 1m
Credit score:	740-759 (Mar-2010)	Total credit lines:	11	Occupation:	Clerical
Now delinquent:	1	Revolving credit balance:	$179	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	23%
Public records last 12m / 10y:	0/ 2	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	ethical-value5	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Trying to pay for/finish college
Purpose of loan:
This loan will be used to? finish my degree. I had to drop out years ago for financial reasons. I've reapplied, but can not be registered til I pay what was owed in previous semesters. I have applied for financial aid and qualify, so I just needs the funds to clear my arrears and be able to register

My financial situation:
I am a good candidate for this loan because?I have just started a new, decent-paying job and payed off all my other outstanding debts.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451730
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$557.45

Auction yield range:	17.04% - 19.00%	Estimated loss impact:	26.06%
Lender servicing fee:	1.00%	Estimated return:	-7.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1997	Debt/Income ratio:	21%
Basic (1-10):	2	Inquiries last 6m:	8	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	17 / 12	Length of status:	2y 8m
Credit score:	720-739 (Mar-2010)	Total credit lines:	35	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$18,718	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	50%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	gain-achievement	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My Payment History is Flawless!
Purpose of loan:

I'm quite disgusted by how banks treat people these days, even good customers who deserve just the opposite.? I do not want to give them another penny of interest income from my debt.? I'm seeking a loan to consolidate most of my credit cards and close them out.? I'll keep a couple open as it's necessary for good standing.

I'm aggressively paying credit card debts off on schedule, but as banks cut my credit limits to just above the balances, my credit score suffers and the banks use that as an excuse to jack my rates.? That gives them even more of my money.? They don't deserve it.? I want out NOW!

I'm willing to pay a private investor higher interest than my existing credit card rates (appx. 12-15%).

I'm only asking for $15,000 because I can pay most of these accounts off myself in a short time.? I'll use this $15k to eliminate the rest.

My financial situation:

I am a good candidate because my personal income is nearly $90,000, my employment is secure, and my credit history is flawless.? My scores are low because banks are jacking around with my debt/limit ratios and manifesting a negative outlook.? However, have a look at my full credit report and you will not find a single missed payment on any account.

I'm entering my 4th season with the Atlanta Falcons as one of the most respected web technology professionals in the National Football League (NFL).? I'm not going anywhere!

Everything above can be verified.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451736
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$185.82

Auction yield range:	17.04% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2001	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	5 / 5	Length of status:	2y 11m
Credit score:	660-679 (Mar-2010)	Total credit lines:	22	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$5,106	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	68%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	4
Screen name:	first-organized-investment	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my last credit card!
Purpose of loan:
This loan will be used to pay off one last credit card and my car! I have paid off two other credit cards in the last two months and only have one left!

My financial situation:
I am a good candidate for this loan because I am working on getting debt free and have paid off most of my debt other than the house.

Monthly net income: $
$2,000.00
Monthly expenses: $
??Housing: $ 555.0 ????
??Insurance: $ 106.00 ????
??Car expenses: $ 200.00 ????
??Utilities: $ 175.00
??Phone, cable, internet: $ 80.00
??Food, entertainment: $ 350.00
??Clothing, household expenses $ 80.00
??Credit cards and other loans: $ 100.00
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 451748
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.22%	Starting borrower rate/APR:	31.22% / 33.62%	Starting monthly payment:	$258.74

Auction yield range:	11.04% - 30.22%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2000	Debt/Income ratio:	31%
Basic (1-10):	6	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	9 / 7	Length of status:	5y 8m
Credit score:	700-719 (Mar-2010)	Total credit lines:	15	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$7,474	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	46%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	open-value3	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off higher rate interest
Pay off higher interest rate credit cards

My financial situation:
My husband and I have plenty of money at the end of the month but we just want to consolidate all of our loans into one nice loan with a decent interest rate.? As you can see we pay about $550 a month in credit card payments and I have never been late or deliquent on any of them as you can see from my credit report.? If we were able to consolidate it all into one loan then our monthly payment would be lower than it is now.

Monthly net income: $
(my husband and I) 4100

Monthly expenses: $
??Housing: $?550?????
??Insurance: $ 110
??Car expenses: $ 350
??Utilities: $?-
??Phone, cable, internet: $ 120
??Food, entertainment: $ 700
??Clothing, household expenses $ 300
??Credit cards and other loans: $?550
??Other expenses: $ 100-500

Total net income 4100 minus our total expenses 3180 = 920 left at the end of the month.
Information in the Description is not verified.